EXHIBIT 10.5

CANADIAN SECURITY AND PLEDGE AGREEMENT

CANADIAN SECURITY AND PLEDGE AGREEMENT, dated as of May 7, 2012 (this “Agreement”), is made by Digital Domain Media Group, Inc., a Florida corporation (the “Company”), and Digital Domain Productions (Vancouver) Ltd. (“Digital Domain Vancouver”, and together with the Company, each a “Grantor” and collectively, the “Grantors”), in favour of  Hudson Bay Master Fund Ltd., a company organized under the laws of the Cayman Islands, in its capacity as agent (in such capacity, the “Collateral Agent”) for the “Buyers” (as defined below) party to the Securities Purchase Agreement, dated as of May 6, 2012 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (collectively, the “Buyers”) are parties to the Securities Purchase Agreement, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, Digital Domain Vancouver (the “Guarantor” along with certain other guarantors party thereto, collectively the “Guarantors”) has executed and delivered a Guaranty dated the date hereof (the “Guaranty”) in favour of the Collateral Agent for itself and the ratable benefit of the Buyers, with respect to the Company’s obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents (as defined below);

WHEREAS, it is a condition precedent to the Buyers purchasing the Notes issued pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Collateral Agent this Agreement providing for the grant to the Collateral Agent for itself and for the ratable benefit of the Buyers of a security interest in all personal property of each Grantor to secure all of the Company’s obligations under the Securities Purchase Agreement, the Notes, and the other “Transaction Documents” (as defined in the Securities Purchase Agreement) and the Guarantors’ obligations under the Guaranty; and

WHEREAS, the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the ratable benefit of the Buyers, as follows:

SECTION 1.                                      Definitions.

(a)                                  Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof.  All terms used in this Agreement and the recitals hereto which are defined in the Securities Purchase Agreement, the Notes or in the Personal Property Security Act (British Columbia) as in effect from time to time in the Province of British

Columbia (the “PPSA”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the PPSA as in effect in the Province of British Columbia on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine; provided, further that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than the Province of British Columbia, “PPSA” means the Personal Property Security Act or other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(b)                                 The following terms shall have the respective meanings provided for in the PPSA:  “Accessions”, “Accounts”, “Chattel Paper”, “Documents of Title”, “Equipment”, “Fixtures”, “Futures Account”, “Futures Contract”, “Futures Customer”, “Futures Intermediary”, “Goods”, “Instruments”, “Intangibles” “Inventory”, “Investment Property”, “Money” and “Proceeds”.

(c)                                  Capitalized terms defined in the STA which are not otherwise defined in the Securities Purchase Agreement, the Notes, the PPSA or this Agreement are used herein as defined in the STA, including without limitation, “Certificated Security”, “Control”, “Entitlement Holder”, “Entitlement Order”, “Financial Asset”, Securities Account”, “Securities Intermediary”, “Security Entitlement”, and “Uncertificated Security”.

(d)                                 As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the Canadian Intellectual Property Office, the United States Copyright Office or in any similar office or agency of Canada, the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Deposit Account” means any demand, time, savings, chequing, passbook or like account maintained with a depository institution.

“Event of Default” shall have the meaning set forth in the Notes.

“Excluded Assets” shall mean, collectively:

(a)                                  any leases, permit or license, instrument, contractual obligation owed to any Grantor, documents or agreements entered into by any Grantor, or any of such Grantor’s rights, title or interests thereunder (A) that prohibits the creation by such Grantor of a Lien on any right, title or interest in any such lease, permit, license, instrument, contractual obligation, document or agreement or any Capital Stock related thereto, (B) to the extent that the creation by such Grantor of a Lien therein shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (y) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement of any relevant jurisdiction or any other applicable law or government regulation (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute, or principles of equity), or (C) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon; provided, however, that with respect to the prohibition or restriction in (A), (B) and (C), a Grantor shall hold its interest in such in trust for the Collateral Agent and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such leases, permit or license, instrument, contractual obligation owed to any Grantor, documents or agreements entered into by any Grantor, or any of such Grantor’s rights, title or interests thereunder that does not result in any of the consequences specified in (x) or (y) above, including, without limitation, any Proceeds of such leases, permit or license, instrument, contractual obligation owed to any Grantor, documents or agreements entered into by any Grantor, or any of such Grantor’s rights, title or interests thereunder; and

(b)                                 the last day of the term of any lease of real property or agreement therefor, but upon the enforcement of the security interest, each Grantor shall stand possessed of such last day in trust to assign the same to any Person acquiring such term.

“Governmental Authority” means any nation or government, any federal, state, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Industrial Designs” means, with respect to any Person, all of such Person’s right, title and interest in and to the following: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks, Industrial Designs and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights).

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other intangibles of like nature, now existing or hereafter acquired or used by any Grantor (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the Canadian Intellectual Property Office, the United States Patent and Trademark Office, or in any similar office or agency of Canada, the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Person” means an individual, corporation (including, without limitation, a business trust), unlimited liability company, limited liability company, partnership, limited partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“STA” means the Securities Transfer Act, 2007 (British Columbia), including the regulations thereto, provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any jurisdiction other than the Province of British Columbia in which there is in force legislation substantially the same as the Securities Transfer Act, 2007

(British Columbia) (an “Other STA Jurisdiction”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Jurisdiction for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA; and to the extent that such perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the laws of a jurisdiction other than British Columbia or an Other STA Jurisdiction, then references herein to the STA shall be disregarded except for the terms “Certificated Security” and “Uncertificated Security”, which shall have the meanings herein as defined in the Securities Transfer Act, 2007 (British Columbia) regardless of whether the STA is in force in the applicable jurisdiction.

“Pledged Entity” means any issuer of Capital Stock.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or in any similar office or agency of Canada, the United States, any province or state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.

“ULC” means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“ULC Shares” means the shares which are shares in the Capital Stock of a ULC.

SECTION 2.                                      Grant of Security Interest.  As collateral security for all of the “Obligations” (as defined in Section 4 hereof), each Grantor hereby pledges, hypothecates, delivers and assigns to the Collateral Agent for itself and for the ratable benefit of the Buyers, and grants to the Collateral Agent for itself and for the ratable benefit of the Buyers a continuing security interest in all of the present and after-acquired personal property of said Grantor, of every nature and kind, tangible or intangible (other than Trademarks), wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, developed, created or arising by way of amalgamation or otherwise, of every kind and description, and at any time and from time to time existing or in which each Grantor now has or acquires any right interest or title, (collectively, the “Collateral”), including, without limitation, the following:

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Deposit Accounts, all Money and other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or the Buyers or any affiliate, representative, agent or correspondent of the Collateral Agent or the Buyers;

(d)                                 all Documents of Title;

(e)                                  all letters of credit;

(f)                                    all Equipment;

(g)                                 all Fixtures;

(h)                                 all Intangibles (other than Trademarks and Trademark Licenses);

(i)                                     all Goods

(j)                                     all Instruments;

(k)                                  all Inventory;

(l)                                     all Investment Property;

(m)                               all Intellectual Property and Licenses (other than Trademarks and Trademark Licenses);

(n)                                 all Money;

(o)                                 all other tangible and intangible personal property of each Grantor (whether or not subject to the PPSA), including, without limitation, all bank and other accounts and all Money and investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other records, including, without limitation, all tapes, desks, cards, software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantor’s rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(p)                                 all Proceeds and products of any and all of the foregoing Collateral;

in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Each Grantor has agreed not to further encumber any of its Copyrights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any Industrial Designs, Licenses, Patents, Patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, Trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Grantor connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without the Collateral Agent’s prior written consent.

In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Buyers as aforesaid, each Grantor hereby grants to Collateral Agent for itself and for the ratable benefit of the Buyers, a right of set-off against the property of such Grantor held by the Collateral Agent for itself and for the ratable benefit of the Buyers, consisting of property described above in Section 2 now or hereafter in the possession or custody of or in transit to the Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power; provided that such right shall only to be exercised after an Event of Default has occurred and is continuing.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 2 attach to, nor shall “Collateral” include Excluded Assets provided, however, that to the extent permitted by applicable law, this Agreement shall create a security interest in the Proceeds of the Excluded Assets.

Each of the Grantors, the Collateral Agent and the Buyers hereby acknowledge that (a) value has been given; (b) each Grantor has rights in the Collateral in which it has granted a security interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) it has not agreed to postpone the time for attachment of the security interest granted hereunder and the security interest granted hereunder attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of the acquisition thereof).

If the Collateral is realized upon and such Collateral or the proceeds of such Collateral is not sufficient to satisfy all Obligations, each Grantor acknowledges and agrees that, subject to the provisions of the PPSA, such Grantor shall continue to be liable for any Obligations remaining outstanding and the Collateral Agent shall be entitled to pursue full payment thereof.

Notwithstanding any provisions to the contrary contained in this Agreement, the Securities Purchase Agreement or any other document or agreement among all or some of the parties hereto, each Grantor is as of the date of this Agreement the sole registered and beneficial owner of all ULC Shares, if any, which form part of the Collateral (the “Pledged ULC Shares”), and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Collateral Agent, for and on behalf of itself and for the ratable benefit of the Buyers, or any other Person on the books and records of such ULC.  Nothing in this Agreement, the Securities Purchase Agreement or any other document or agreement delivered among all or some of the parties hereto is intended or shall constitute the Collateral Agent, the Buyers or any Person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given to the applicable Grantor and all further steps are taken so as to register the Collateral Agent, for and on behalf of itself and for the ratable benefit of the Buyers, or other Person as holder of all Pledged ULC Shares.  The granting of the security interest pursuant to this section 2 does not make the Collateral Agent or any Buyer a successor to any Grantor as a member or shareholder of any ULC, and neither the Collateral Agent, the Buyers nor any of their respective successors and assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Collateral Agent, the Buyers or any successor or assign expressly becomes a registered member or shareholder of any ULC.  Each Grantor shall be entitled to receive and retain for its own account any dividends or other distributions, if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to the Collateral Agent, for and on behalf of itself and for the ratable benefit of the Buyers, or to any other Person pursuant hereto.  To the extent any provision hereof would have the effect of constituting the Collateral Agent or any Buyer to be a member or shareholder of the ULC prior to such time, such provision shall be severed herefrom and be ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares.  Notwithstanding anything herein to the contrary (except to the extent, if any, that the Collateral Agent, the Buyers or any of their respective successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Collateral Agent, the Buyers nor any of their respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC.  Except upon the exercise by the Collateral Agent, for and on behalf of itself and the Buyers, or other Persons, of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Collateral Agent or any Buyer to: (a) be registered as a member or shareholder of such ULC, (b) have any notation entered in its favour in the share register of such ULC, (c) be held out as a member or shareholder of such ULC, (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent, the Buyers or other Person holding a security interest in the Pledged ULC Shares, or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC

SECTION 3.                                      Security Interest in Trademarks and Trademark Licenses. As security for the payment and performance of the Obligations, each Grantor hereby creates in favour of the Collateral Agent, a security interest in and to, all of the Grantors’ Trademarks and

Trademark Licenses now owned or subsequently acquired, by way of amalgamation or otherwise, and at any time and from time to time existing or in which each such Grantor now has or acquires any right, interest or title and all Proceeds therefrom. The parties agree that for the purposes of this Agreement (other than Section 2) such Trademarks and Trademark Licenses and the Proceeds therefrom shall form part of the Collateral.

SECTION 4.                                      Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether direct or indirect, absolute or contingent, and whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)                                  for so long as the Notes are outstanding, (i) the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, and (ii) in the case of any Guarantors, the payment by such Guarantors, as and when due and payable, of all “Guaranteed Obligations” under (and as defined in) the Guaranty, including, without limitation, in both cases, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Grantor or Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, interests, premiums, penalties, contract causes of action, costs, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and

(b)                                 for so long as the Notes are outstanding, the due performance and observance by each Grantor and Guarantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Buyers under the Notes.

SECTION 5.                                Representations and Warranties.  Each Grantor represents and warrants as of the date of this Agreement as follows:

(a)                                  Schedule I hereto sets forth (i) the exact legal name of each Grantor (including any French name of such Grantor) and (ii) the jurisdiction of incorporation, organization or formation and the organizational identification number of each Grantor in such jurisdiction.  The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects.  Such Grantor has not previously changed its name, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule I hereto.

(b)                                 Except as disclosed on Schedule VI, there is no pending or, to its knowledge, written notice threatening any action, suit, proceeding or claim affecting any Grantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c)                                  All federal, state, provincial and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d)                                 All Collateral of each Grantor now existing are, and all Collateral of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Schedule III hereto (or a new Schedule III delivered by Grantors to Collateral Agent from time to time), and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon or will take such actions pursuant to Section 6(m).  Each Grantor’s principal place of business and chief executive office, the place where each Grantor keeps its books and records and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto.  None of the Accounts is evidenced by Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Instrument owned by each Grantor and (ii) each Deposit Account, Securities Account and Futures Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account.  As of the date hereof, Schedule IV hereto shall reflect the certificate numbers for the Securities.  All Certificated Securities that form part of the Collateral have been delivered to the Collateral Agent in accordance with Section 68 of the STA in bearer form, or in registered form duly endorsed in blank to the Collateral Agent, allowing the Collateral Agent to obtain Control (within the meaning of the STA) over such Certificated Securities. No Uncertificated Securities form part of the Collateral. Each of the partnership agreements, articles of association or other constating documents, as applicable, of each issuer of Investment Property which is a partnership or limited liability company and which interest in such partnership or limited liability company may form part of the Collateral expressly states that such interest thereof is a “Security” for the purposes of the STA. Set forth in Schedule II hereto is a complete and correct list of each trade name used by each Grantor and the name of, and each trade name used by, each person from which each Grantor has acquired any substantial part of the Collateral.

(e)                                  Each Grantor has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represent all of the Licenses existing on the date of this Agreement.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof.  Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.  No default under any material

License by any such party has occurred and is continuing, nor does any defense, offset, deduction or counterclaim exist thereunder in favour of any such party (other than pursuant to contractual terms allocating economic benefits between the parties thereto, which are described on Schedule 5(e).

(f)                                    Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Industrial Designs, Trademarks, Patents and Copyrights, which are the only industrial designs, trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, and rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all registered Industrial Designs and Copyrights, issued Patents, Trademarks and Licenses owned or used by each Grantor as of the date hereof.  To the best knowledge of each Grantor, all such Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part.  Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement.  Each Grantor has no knowledge of any conflict with the rights of others to any such Intellectual Property and, to the best knowledge of each Grantor, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor.  No Grantor has received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g)                                 Each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as (i) may have been filed in favour of the Collateral Agent and/or the Buyers relating to this Agreement or the other Security Documents or (ii) are described on Schedule 5(g) hereto.

(h)                                 The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i)                                     No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the PPSA as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto (or a new Schedule V delivered by Grantors to Collateral Agent from time to time), all of which financing statements have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts located in the United States, and all cash and other property from time to time deposited therein, for the execution of a control agreement with the depository institution with which such account is maintained, as provided in Section 6(i), (C) with respect to the filing of this Agreement or the applicable Intellectual Property Security Agreement in the form of Exhibit A hereto in the Canadian Intellectual Property Office, the United States Patent and Trademark Office or the United States Copyright Office, as applicable (D) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of Canada and the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property, (E) with respect to Investment Property constituting Certificated Securities, such items shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent; (F) with respect to Investment Property constituting Uncertificated Securities, the applicable Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent; (G) with respect to Securities Accounts, Security Entitlements, Futures Accounts and Futures Contracts, the applicable Grantor shall, in the case of Securities Accounts and Security Entitlements cause the Securities Intermediary or the Entitlement Holder, as applicable, either (i) to register the Collateral Agent as the registered owner of such Securities Account or Security Entitlement, as applicable or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such Securities Intermediary or the Entitlement Holder, as applicable, will comply with instructions with respect to such Securities Account or Security Entitlement originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent and, in the case of Futures Accounts and Futures Contracts, cause the Futures Intermediary with respect to each Futures Contract to agree to an authenticated record with such Grantor and the Collateral Agent that such Futures Intermediary will apply any value distributed on account of the Futures Contract as directed by the Collateral Agent, without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent; (H) unless otherwise consented to by the Collateral Agent, with respect to Deposit Accounts, all such accounts shall be maintained with a bank (the “Pledged Account Bank”) that has agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Bank, to (i) comply with instructions originated by the Collateral Agent during the pendency of an Event of Default directing the disposition of funds in the Deposit Account without the further consent of the Grantor and (ii) waive or subordinate in favour of the Collateral Agent all claims of the Pledged Account Bank to the Collateral in the account; (I) with respect to letters of credit, each Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment thereof to the Collateral Agent.; and (J) for the Collateral Agent having possession of all Instruments constituting Collateral (subclauses (A), (B), (C), (D), (E), (F), G), (H), (I) and (J) each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(j)                                     This Agreement creates in favour of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations.  The performance of the Perfection Requirements results in the perfection of such security interests.  Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens (other than Liens securing Permitted Indebtedness, excluding for this purpose Permitted Subordinated Indebtedness and the Subordinated Notes (as defined in the Securities Purchase Agreement), which shall be subordinate to Collateral Agent’s security interest in the Collateral).  Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken or will be taken pursuant to Section 6(m), and, in the case of Collateral in which any Grantor obtains rights after the date hereof, will be duly taken, except for the Collateral Agent’s having possession of all Instruments constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.

(k)                                  All of the pledged Securities and Capital Stock (the “Pledged Equity”) is presently owned by the applicable Grantor as set forth in Schedule IV, and is presently represented by the certificates listed on Schedule IV hereto.  As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Equity other than as contemplated and permitted by the Transaction Documents.  Each Grantor is the sole holder of record and the sole beneficial owner of the Pledged Equity, as applicable.  None of the Pledged Equity has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.  The Pledged Equity constitutes 100% or such other percentage as set forth of Schedule IV of the issued and outstanding shares of Capital Stock of the applicable Pledged Entity.

(l)                                     Each Grantor hereby represents and warrants as of the date first written above as follows:

(i)                                     Such Grantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and each other Transaction Document to which such Grantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

(ii)                                  The execution, delivery and performance by each Grantor of this Agreement and each other Transaction Document to which such Grantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on such Grantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) to such Grantor’s knowledge, do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

(iii)                               Each of this Agreement and the other Transaction Documents to which any Grantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

(iv)                              There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

SECTION 6.                                Covenants as to the Collateral.  So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:

(a)                                  Further Assurances.  Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to:  (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B)  delivering and pledging to the Collateral Agent each Security or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing statements, or financing change statements, as may be necessary or  that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Collateral Agent, (F) upon the acquisition after the date hereof by any Grantor of motor vehicle or Equipment identified by a serial number or a vehicle identification number (other than a motor vehicle or Equipment that is subject to a purchase money security interest), the Grantor shall provide a list of the serial numbers and vehicle identification numbers thereof; and (G) taking all actions required by any earlier versions of the PPSA or by other law, as applicable, under any relevant PPSA, or by other law as applicable in any foreign jurisdiction.

(b)                                 Location of Collateral.  Each Grantor will keep the Collateral (i) at the locations specified therefor on Schedule III hereto, or (ii) at such other locations set forth on Schedule III (or a new Schedule III delivered by Grantors to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations, provided that within 20 days following the relocation of Collateral to such other location or the acquisition of Collateral, Grantor shall deliver to the Collateral Agent a new Schedule III indicating such new locations.

(c)                                  Condition of Equipment.  Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may reasonably request to such end.  Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $250,000 per occurrence to any Equipment.

(d)                                 Taxes, Etc.  Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e)                                  Insurance.

(i)                                     Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.  Each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent.  Each such policy shall in addition (A) name the Collateral Agent as an additional insured party and loss payee thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interest may appear, (B) contain an agreement by the insurer that, following and during the continuance of an Event of Default, any loss thereunder shall be payable to the Collateral Agent in its capacity as agent notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer.  Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.  Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii)                                  Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 6(e) may be paid directly to the Person who shall have incurred liability covered by such insurance.  In the case of any loss involving damage to Collateral, any Grantor will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by any Grantor pursuant to this Section 6(e) shall be paid to said Grantor as reimbursement for the costs of such repairs or replacements.

(iii)                               Notwithstanding subsection (e)(ii) above, following and during the continuance of an Event of Default, all insurance payments in respect of such Collateral shall be paid to the Collateral Agent and applied as specified in Section 8(b) hereof.

(f)                                    Provisions Concerning the Accounts and the Licenses.

(i)                                     Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name (including the addition of any French name), identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation, principal place of business and chief executive office as set forth in Schedule I and Schedule III hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to such Grantor, to inspect and make abstracts from such records and Chattel Paper.

(ii)                                  Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts.  In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by applicable law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done.  After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 8(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.  In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (with the consent or at the direction of the Requisite Holders) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of the Securities, Money, investments and other items held by such institution for the benefit of said Grantor.  Any such Securities, Money, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 8(b) hereof.

(iii)                               Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv)                              Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.

(v)                                 Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect.  No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g)                                 Transfers and Other Liens.

(i)                                     No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, and (B) non-material worn out or obsolete assets, not necessary to the business.

(ii)                                  No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h)                                 Intellectual Property.

(i)                                     If applicable, any Grantor shall, upon the Collateral Agent’s written request, duly execute and deliver the applicable Intellectual Property Security Agreement in the form attached hereto as Exhibit A.  Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the material Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the material Trademarks on each applicable trademark class of goods in order to so maintain such Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any material Intellectual Property may become invalidated.  Each Grantor will cause to be taken all necessary steps in any proceeding before the Canadian Intellectual Property Office, the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the material Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.  If any material Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent any Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property.  Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail.  Promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.

(ii)                                  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark, Copyright or Industrial Design, or issuance of any Patent with the Canadian Intellectual Property

Office, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of Canada, the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof.  Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.

(i)                                     Deposit, Futures and Securities Accounts.  Within thirty (30) days following the date hereof, each Grantor shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of Money, Investment Property and other items from time to time credited to such account, without further consent of any Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favour of the Collateral Agent, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such Money, the value of any Investment Property and other items held by it.  Without the prior written consent of the Collateral Agent, each Grantor shall not make or maintain any Deposit Account, Futures Account or Securities Account except for the accounts set forth in Schedule IV hereto.  The provisions of this paragraph 6(i) shall not apply to Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried or hourly employees.

(j)                                     Motor Vehicles.

(i)                                     Upon the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent particulars of serial numbers or vehicle identification numbers of all motor vehicles or other Equipment identified by such numbers with an individual value in excess of $50,000, and hereby consents to the filing of financing statements in respect thereof.

(ii)                                  Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of and filing such financing statements or financing changes statements to create a perfected Lien in favour of the Collateral Agent in serial numbered goods or motor vehicles or other Equipment identified by a serial number or vehicle identification number now owned or hereafter acquired by such Grantor to be perfected, and (B) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(iii)                               Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(k)                                  Control.  .  Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain Control in accordance with the STA with respect to Securities, Securities Accounts, and Security Entitlements.

(l)                                     Inspection and Reporting.  Each Grantor shall permit the Collateral Agent and each Buyer, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent or any Buyer may designate, during normal business hours, after reasonable notice in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, and (iv) to conduct audits, physical counts, appraisals and/or valuations, and examinations at the locations of any Grantor.  Each Grantor shall also permit the Collateral Agent and each Buyer, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other professional representatives.

(m)                               Future Subsidiaries.  Future Subsidiaries.  If (A) any Inactive Subsidiary shall, after the date hereof, acquire any assets, incur any liabilities or engage in any business, simultaneously with the acquisition of such assets, incurrence of such liabilities or undertaking of such business, or (B) any Grantor shall hereafter create or acquire any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, Grantors (i) shall cause such Inactive Subsidiary or Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) shall deliver to the Collateral Agent revised Schedules to this Agreement, as appropriate, (iii) shall cause such Inactive Subsidiary or Subsidiary to duly execute and deliver a guaranty of the Obligations in favour of the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent, and (iv) shall cause such Inactive Subsidiary or Subsidiary to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Collateral Agent, as the Collateral Agent shall reasonably request with respect thereto; provided, that no Grantor shall pledge Capital Stock in excess of shares representing 100% of the nonvoting Capital Stock and 65% of the total combined voting power of all classes of Capital Stock entitled to vote of any and all Persons now or hereafter existing who is a Subsidiary organized under the laws of a jurisdiction other than the United States, any states thereof or the District of Columbia (a “Foreign Subsidiary”), if such action would result in material adverse, incremental tax liabilities to such Grantor under Section 956 of the IRC.  Each Grantor hereby authorizes Collateral Agent to attach such revised Schedules to this Agreement and agrees that all Pledged Equity listed on any revised Schedule delivered to Collateral Agent shall for all purposes hereunder be considered Collateral.  The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantor in favour of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction.  With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.

SECTION 7.                                Additional Provisions Concerning the Collateral.

(a)                                  To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent, in connection with the perfection of the security interests hereunder, to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file one or more financing statements or financing changes statements relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of the PPSA or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by the PPSA for the sufficiency or filing office acceptance of any financing statement or financing change statement, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement or financing change statement covering the Collateral or any part thereof shall be sufficient as a financing statement or financing change statement where permitted by law.

(b)                                 Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of each Grantor under Section 6 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 6(e) hereof,

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Buyers with respect to any Collateral.  This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c)                                  For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent and any officer or agent thereof, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property (subject, in the case of Trademarks owned by such Grantor, to sufficient rights to quality control and inspection in favour of such Grantor to avoid the risk of invalidation of such Trademarks) now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Securities Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 6(g) and Section 6(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 11(e) hereof) shall release and reassign to each Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property and the Licenses all without recourse, representation or warranty whatsoever.  The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)                                 If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the

Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(e)                                  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f)                                    Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)                                 As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to the applicable Grantor:

(i)                                     Each Grantor shall have the right, from time to time, to vote and give consents with respect to the Pledged Equity, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Transaction Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent in respect of the Pledged Equity or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Securities Purchase Agreement):

(A)                              the dissolution or liquidation, in whole or in part, of a Pledged Entity;

(B)                                the consolidation or merger of a Pledged Entity with any other Person;

(C)                                the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favour of Collateral Agent;

(D)                               any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Capital Stock; or

(E)                                 the alteration of the voting rights with respect to the Capital Stock of a Pledged Entity;

(h)                                 (i)                                     Each Grantor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Equity to the extent not in violation of the Securities Purchase Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Equity, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Equity;  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Equity; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii)                                  all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Grantor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Equity, whenever paid or made, shall be delivered to Collateral Agent to hold as Pledged Equity and shall, if received by any Grantor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to Collateral Agent as Pledged Equity in the same form as so received (with any necessary endorsement).

SECTION 8.                                Remedies Upon Event of Default.  If any Event of Default shall have occurred and be continuing:

(a)                                  The Collateral Agent may (with the consent or at the direction of the Requisite Holders) exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the PPSA (whether or not the PPSA applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Buyers, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Collateral Agent and the Buyers arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral.  In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b)                                 The Collateral Agent may by appointment in writing appoint a receiver, interim receiver, receiver and manager or agent (each referred to as the “Receiver”) over all or any part of the Collateral, and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Collateral Agent” when used in the Remedial sections of this Agreement will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Collateral Agent will not be in any way responsible for any misconduct or negligence of any such Receiver and any such Receiver shall deemed to be the agent of the Grantors and not of the Collateral Agent. Subject to the provisions of the instrument of its appointment, any such Receiver shall have all of the powers of the Collateral Agent set forth in the remedial sections of this Agreement.

(c)                                  Any Money held by the Collateral Agent as Collateral and all Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 9 hereof) by the Collateral Agent against, all or any part of the Obligations in such order as provided in the Securities Purchase Agreement and the Notes.  Any surplus of such cash or Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(d)                                 In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Buyers are legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(e)                                  To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(f)                                    The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(g)                                 The Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor or any other Person with respect to the payment of the Obligations.  The Collateral Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with any Grantor or any other Person and others and with Collateral and other security as the Collateral Agent may see fit without prejudice to the liability of any Grantor or the Collateral Agent’s right to hold and realize the Lien granted hereunder.  Furthermore, without limiting any other provision hereof, after and during the continuance of an Event of Default, the Collateral Agent may demand, collect and sue on Collateral in either a Grantor’s or the Collateral Agent’s name, at the Collateral Agent’s option, and may endorse such Grantor’s name on any and all cheques, commercial paper and any other Instruments pertaining to or constituting Collateral.  Nothing herein contained shall in any way obligate the Collateral Agent to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations.

(h)                                 The Collateral Agent may execute any of its rights and remedies under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such rights and remedies. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each a “Subagent”) with respect to all or any part of the collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Collateral Agent be required by any Subagent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Grantors shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent.  If any Subagent or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Subagent. The Collateral Agent shall not be responsible for the negligence or misconduct of any Collateral Agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this section in the absence of the Collateral Agent’s gross negligence or misconduct.

SECTION 9.                                Indemnity and Expenses.

(a)                                  Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Collateral Agent and each of the Buyers, jointly and severally, harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)                                 Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(c)                                  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Transaction Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or any of the other Transaction Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate (as hereinafter defined) at which the Collateral Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given.  In the event that there is a change in the Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Collateral Agent of the amount due, a Grantor will, on the date of receipt by the Collateral Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Collateral Agent on such date is the amount in the Judgment Currency which when converted at the Exchange Rate prevailing on the date of receipt by the Collateral Agent is the amount then due under this Agreement or any of the other Transaction Documents.  If the amount of the Currency Due which the Collateral Agent is able to purchase is less than the amount of the Currency Due originally due to it, such Grantor shall indemnify and save the Collateral Agent harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement or any of the other Transaction Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Collateral Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Transaction Documents, or under any judgment or order.  As used herein, “Exchange Rate” shall mean the prevailing spot rate of exchange of such bank as the Collateral

Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York time, on the date on which any such conversion of currency is to be made under this Agreement.

SECTION 10.                                Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, if to any Grantor to it at the address of the Company below, and if to the Collateral Agent, to it at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9.  All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mail, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.  For the avoidance of doubt, Digital Domain Vancouver, as Grantor, hereby appoints the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address of the Company specified below.

SECTION 11.                                Miscellaneous.

(a)                                  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent (with the consent or at the direction of the Requisite Holders), and no waiver of any provision of this Agreement, and no consent to any departure by said Grantor therefrom, shall be effective unless it is in writing and signed by said Grantor and the Collateral Agent (with the consent or at the direction of the requisite Holder), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                 No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent or any Buyer provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Collateral Agent or any Buyer under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.

(c)                                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)                                 This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the

Obligations, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with the PPSA and shall inure, together with all rights and remedies of the Collateral Agent and the Buyers hereunder, to the benefit of the Collateral Agent and the Buyers and their respective permitted successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Collateral Agent and the Buyers may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents, to the extent permitted by the Securities Purchase Agreement, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Buyers herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Buyer shall mean the assignee of the Collateral Agent or such Buyer.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(e)                                  Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)                                    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE PROVINCE OF BRITISH COLUMBIA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(g)                                 ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ATTORNS TO AND ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,  GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND

ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(h)                                 EACH GRANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

(i)                                     EACH GRANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH GRANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE OR ATTORNEY OF THE COLLATERAL AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COLLATERAL AGENT WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH GRANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT.

(j)                                     Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.

(k)                                  Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

(l)                                     Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m)                               Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n)                                 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one and the same Agreement.  Delivery of any executed counterpart of a signature page of this Agreement by pdf, facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(o)                                 This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Buyer or by any other Person upon the insolvency, bankruptcy or reorganization of the Company or any Grantor or otherwise, all as though such payment had not been made.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

COMPANY:

DIGITAL DOMAIN MEDIA GROUP, INC.

By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	Chief Executive Officer

	Address:	10250 SW Village Parkway
Port St. Lucie, FL 34987

	Facsimile:	(772) 345-8114

GUARANTOR:

DIGITAL DOMAIN PRODUCTIONS (VANCOUVER) LTD.

By:	/s/ John C. Textor
	Name:	John C. Textor
	Title:	Chief Executive Officer

	Address:	Digital Domain Productions (Vancouver) Ltd.
700 - 401 West Georgia Street Vancouver, BC V6B 5A1

	Facsimile:	(778) 783-6099

With a copy to:

	Address:	c/o Digital Domain Media Group, Inc.
10250 SW Village Parkway
Port St. Lucie, FL 34987

	Facsimile:	(772) 345-8114

Canadian Security Agreement (Hudson Bay)

ACCEPTED BY:

HUDSON BAY MASTER FUND LTD.,
as Collateral Agent

By:	/s/ Charles Winkler
	Name:	Charles Winkler
	Title:	Authorized Signatory

Address:		777 Third Avenue, 30th Floor
New York, NY 10017
Attention: Yoav Roth

Facsimile: (212)-571-1325

Canadian Security Agreement (Hudson Bay)

EXHIBIT A

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”), dated                 ,         , is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favour of Hudson Bay Master Fund Ltd., as Collateral Agent (the “Collateral Agent”) for the Buyers (as defined in the Notes referred to below).  All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Digital Domain Media Group, Inc., a Florida corporation (the “Company”) and each party listed as a “Buyer” therein (collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated May     , 2012, pursuant to which the Company shall be required to sell, and the Buyers shall purchase or have the right to purchase, the “Notes” (as defined therein) issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, as a condition precedent to the making of the loans under the Notes that each Grantor has executed and delivered that certain Canadian Security and Pledge Agreement dated May     , 2012 made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Buyers, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the Canadian Intellectual Property Office, the United States Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Grantor agrees with the Collateral Agent, for the benefit of the Buyers, as follows

SECTION 1.  Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Buyers a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)            the Patents and Patent applications set forth in Schedule A hereto;

(ii)           the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in any trademarks or trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable law), together with the goodwill symbolized thereby;

(iii)          all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv)          all Industrial Designs, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the Industrial Designs set forth in Schedule D hereto;

(v)           all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of and as applicable to any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(vi)          any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vii)         any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Transaction Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.  Recordation.  Each Grantor authorizes and requests that the Canadian Intellectual Property Office and any other applicable government office record this IP Security Agreement (and any corresponding or separate forms of such jurisdiction) in order to publicly reflect the interests of the Collateral Agent and the Buyer in the Collateral.

SECTION 4.             Newly Registered Patents, Trademarks and Copyrights.  Each Grantor hereby agrees to provide the Collateral Agent, for the ratable benefit of the Buyers, every quarter, a schedule of newly registered Patents, Trademarks and Copyrights (if any).

SECTION 5.             Power of Attorney.  Each Grantor hereby irrevocably grants to the Collateral Agent, for the ratable benefit of the Buyers, a power of attorney, to act as such Grantor’s attorney-in-fact, with full authority in the name, place and stead of such Grantor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this IP Security Agreement.  This authority includes, without limitation, the following:

(i)            To modify or amend (in the sole discretion of the Collateral Agent and the Buyers and without first obtaining such Grantor’s approval thereof or signature thereto) Schedule A, Schedule B and/or Schedule C hereof, as appropriate, to include references to any registered intellectual property (or application or license therefor) acquired by such Grantor after the execution hereof or to delete any reference to any Collateral in which such Grantor no longer has or claims any right, title or interest;

(ii)           To execute, file and pursue (in the sole discretion of the Collateral Agent and the Buyers and without first obtaining such Grantor’s approval thereof or signature thereto, unless otherwise prohibited by applicable law) any application, form or other document in order to perfect, maintain, continue or otherwise protect the Collateral Agent’s interest or such Grantor’s rights in the Collateral, including, without limitation, executing and filing (i) any financing statement, any continuation statement or any amendment thereto, and (ii) any document in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or the relevant office of any state or foreign jurisdiction (including, without limitation, the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings) and to pay any fees and taxes in connection therewith or otherwise; and

(iii)          To execute any document required to acknowledge, register or perfect the interest of the Collateral Agent and the Buyers in any part of the Collateral without the signature of such Grantor unless prohibited by applicable law.

SECTION 6.           This IP Security Agreement has been entered into in conjunction with the provisions of and the security interest granted to the Collateral Agent, for the ratable benefit of the Buyers, under the Security Agreement.  The rights and remedies of the Grantor and the Collateral Agent with respect to the security interests granted herein are in addition and without prejudice to those set forth in the Security Agreement, all terms and provisions of which are hereby incorporated herein by reference.  In the event that any provisions of this IP Security Agreement are deemed to conflict with the Security Agreement or the other Notes or Transaction Documents, the provisions of the Security Agreement or the other Notes or Transaction Documents shall govern.

SECTION 7.  Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.  Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 9.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

[ETC.]

STATE OF

ss.:

COUNTY OF

On this          day of                               , 20    , before me personally came                                 , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                                  of                                                                               , a                                         , and that s/he executed the foregoing instrument in the firm name of                                                                               , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.